Exhibit 10.2

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT dated as of April 25, 2012 is by and between Veeco Instruments Inc., a Delaware corporation, and John R. Peeler.

The parties wish to amend the Employment Agreement dated effective July 1, 2007, as amended December 31, 2008 and June 11, 2010 (the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

The parties hereby agree as follows:

1.             The Company’s agreement to reimburse the reasonable housing expenses for Mr. Peeler in the Woodbury, New York area and his transportation expenses to/from the Woodbury area from/to his home in Maryland, including tax gross-up for these amounts, shall be amended as follows:

(a)           Such reimbursement shall continue to be payable through April 25, 2015, provided that Mr. Peeler continues to serve in good standing as Chief Executive Officer of the Company

(b)           Such amounts, including the tax gross-up, shall not exceed $150,000 per year.

2.             Except as amended hereby, the Agreement shall continue in accordance with its terms.

The parties have executed this Amendment as of the date first above written.

VEECO INSTRUMENTS INC.		EXECUTIVE

By:	/s/ Edward H. Braun	/s/ John R. Peeler
Name:	Edward H. Braun	John R. Peeler
Title:	Chairman